Exhibit 99.1

Annaly Capital Management, Inc. Reports GAAP EPS for the 4th Quarter 2010 of $1.94 and for the Year of $2.12

NEW YORK--(BUSINESS WIRE)--February 3, 2011--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended December 31, 2010 of $1.2 billion or $1.94 per average share available to common shareholders as compared to GAAP net income of $729.3 million or $1.31 per average share available to common shareholders for the quarter ended December 31, 2009, and GAAP net loss of $14.1 million or $0.03 per average share related to common shareholders for the quarter ended September 30, 2010. GAAP net income for the year ended December 31, 2010 was $1.3 billion or $2.12 per average share available to common shareholders as compared to $2.0 billion or $3.55 per average share available to common shareholders for the year ended December 31, 2009.

Without the effect of the unrealized gains or losses on interest rate swaps, net income for the quarter ended December 31, 2010, would be $379.3 million or $0.60 per average share available to common shareholders as compared to $516.9 million or $0.93 per average share available to common shareholders for the quarter ended December 31, 2009, and $434.2 million or $0.70 per average share available to common shareholders for the quarter ended September 30, 2010. Without the effect of the unrealized gains or losses on interest rate swaps, net income for the year ended December 31, 2010, would be $1.6 billion or $2.67 per average share available to common shareholders as compared to $1.6 billion or $2.91 per average share available to common shareholders for the year ended December 31, 2009.

During the quarter ended December 31, 2010, the Company disposed of $3.1 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $33.8 million. During the quarter ended December 31, 2009, the Company disposed of $3.0 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $91.2 million. During the quarter ended September 30, 2010, the Company disposed of $3.1 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $62.0 million.

During the year ended December 31, 2010, the Company disposed of $10.6 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $181.8 million. During the year ended December 31, 2009, the Company disposed of $4.6 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $99.1 million.

Common dividends declared for the quarter ended December 31, 2010, were $0.64 per share as compared to $0.75 per share for the quarter ended December 31, 2009, and $0.68 per share for the quarter ended September 30, 2010. Common dividends declared for the year ended December 31, 2010, were $2.65 per share, as compared to $2.54 per share for the year ended December 31, 2009. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2010, based on the December 31, 2010 closing price of $17.92, was 14.29%. The dividend yield on the Company’s common stock for the year ended December 31, 2010, based on the December 31, 2010 closing price of $17.92, was 14.79%.

On a GAAP basis, the Company provided an annualized return on average equity of 49.87% for the quarter ended December 31, 2010, as compared to an annualized return on average equity of 30.73% for the quarter ended December 31, 2009, and an annualized loss on average equity of 0.58% for the quarter ended September 30, 2010. Without the effect of the unrealized gains or losses on interest rate swaps, the Company provided an annualized return on average equity of 15.52% for the quarter ended December 31, 2010, as compared to an annualized return on average equity of 21.78% for the quarter ended December 31, 2009, and an annualized return on average equity of 17.96% for the quarter ended September 30, 2010. On a GAAP basis, the Company provided a return on average equity of 13.06% for the year ended December 31, 2010, as compared to a return on average equity of 22.69% for the year ended December 31, 2009. Without the effect of the unrealized gains or losses on interest rate swaps, the Company provided a return on average equity of 16.35% for the year ended December 31, 2010, as compared to a return on average equity of 18.65% for the year ended December 31, 2009.

Subsequent to quarter end, on January 7, 2010, the Company completed a public offering of 86,250,000 shares of common stock. The estimated net proceeds of the offering were approximately $1.5 billion, net of offering expenses.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “Regulation, public policy and the state of the economy continue to be a focus of the marketplace, as the evolution of these issues will affect not only return expectations for investors in different asset classes, but also how our country will conduct business in a wide range of industries. As these issues continue to evolve there will be challenges and opportunities for all market participants. Our management team has been busily positioning the Company to perform in this evolving landscape, both in our investment portfolio and in our subsidiaries.”

For the quarter ended December 31, 2010, the annualized yield on average interest-earning assets was 3.65% and the annualized cost of funds on average interest-bearing liabilities was 1.80%, which resulted in an average interest rate spread of 1.85%. This was a 94 basis point decrease from the 2.79% annualized interest rate spread for the quarter ended December 31, 2009, and a 26 basis point decrease from the 2.11% average interest rate spread for the quarter ended September 30, 2010. At December 31, 2010, the weighted average yield on interest-earning assets was 3.80% and the weighted average cost of funds on interest-bearing liabilities, including the effect of interest rate swaps, was 1.84%, which resulted in an interest rate spread of 1.96%. Leverage at December 31, 2010, was 6.7:1 compared to 5.7:1 at December 31, 2009, and 6.4:1 at September 30, 2010.

Fixed-rate mortgage-backed securities and agency debentures comprised 86% of the Company’s portfolio at December 31, 2010. The balance of the mortgage-backed securities and agency debentures was comprised of 13% adjustable-rate mortgage-backed securities and 1% LIBOR floating-rate collateralized mortgage obligations. At December 31, 2010, the Company had entered into interest rate swaps with a notional amount of $27.1 billion, or 36% of the mortgage-backed securities and agency debentures portfolio. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statement of operations. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of December 31, 2010, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and agency debentures, which carry an actual or implied “AAA” rating.

“The fixed income markets had a volatile fourth quarter,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer, “and our interest rate swap book served to mitigate that volatility. The fundamentals for our investment strategy improved throughout the quarter as prepayment speeds remained relatively muted and spreads to financing widened. Our capital raise subsequent to quarter-end was designed so that our portfolio management team could take advantage of these market conditions. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and agency debentures was comprised of 37% floating-rate, 13% adjustable-rate and 50% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	December 31, 2010	December 31, 2009	September 30, 2010
Leverage at period-end	6.7:1	5.7:1	6.4:1
Fixed-rate mortgage-backed securities and agency debentures as a
percentage of portfolio	86%	74%	84%
Adjustable-rate mortgage-backed securities and agency debentures as a
percentage of portfolio	13%	21%	14%
Floating-rate mortgage-backed securities and agency debentures as a
percentage of portfolio	1%	5%	2%
Notional amount of interest rate swaps as a percentage of mortgage-backed
securities and agency debentures	36%	34%	35%
Annualized yield on average interest-earning assets during the quarter	3.65%	4.84%	4.06%
Annualized cost of funds on average interest-bearing liabilities during the
quarter	1.80%	2.05%	1.95%
Annualized interest rate spread during the quarter	1.85%	2.79%	2.11%
Weighted average yield on interest-earning assets at period-end	3.80%	4.51%	3.86%
Weighted average cost of funds on interest-bearing liabilities at period-end	1.84%	2.11%	1.94%
Interest rate spread at period-end	1.96%	2.40%	1.92%
Weighted average receive rate on interest rate swaps at period-end	0.28%	0.25%	0.31%
Weighted average pay rate on interest rate swaps at period-end	3.21%	3.85%	3.34%

The Constant Prepayment Rate was 23% during the fourth quarter of 2010, as compared to 19% during the fourth quarter of 2009, and 20% during the third quarter of 2010. The weighted average purchase price of the Company’s mortgage-backed securities and agency debentures was 102.1% at December 31, 2010. The net amortization of premiums and accretion of discounts on mortgage-backed securities and agency debentures for the quarters ended December 31, 2010, December 31, 2009, and September 30, 2010 was $207.4 million, $79.2 million, and $155.9 million, respectively. The total net premium and discount balance at December 31, 2010, December 31, 2009, and September 30, 2010, was $2.3 billion, $1.2 billion, and $2.3 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.22%, 0.21% and 0.22% for the quarters ended December 31, 2010, December 31, 2009, and September 30, 2010, respectively. At December 31, 2010, December 31, 2009, and September 30, 2010, the Company had a common stock book value per share of $15.34, $16.95 and $15.16, respectively.

At December 31, 2010, Annaly’s wholly-owned registered investment advisors had under management approximately $12.4 billion in net assets and $20.1 billion in gross assets, as compared to $11.5 billion in net assets and $19.1 billion in gross assets at December 31, 2009 and $12.1 billion in net assets and $19.8 billion in gross assets at September 30, 2010. For the quarter ended December 31, 2010, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $16.3 million, as compared to $14.4 million for the quarter ended December 31, 2009 and $15.3 million for the quarter ended September 30, 2010.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2010 fourth quarter earnings conference call on Friday February 4, 2011 at 10:00 a.m. EST. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls. The conference passcode is 8692738. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 448105. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Investor Information and complete the E-Mail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	December 31, 2010 (Unaudited)	September 30, 2010 (Unaudited)	June 30, 2010 (Unaudited)	March 31, 2010 (Unaudited)	December 31, 2009(1)
ASSETS

Cash and cash equivalents	$282,626	$289,486	$327,979	$905,955	$1,504,568
U.S. Treasury Securities, at fair value	1,100,447	754,993	87,352	-	-
Reverse repurchase agreements with affiliate	-	-	82,678	255,580	328,757
Reverse repurchase agreements	1,006,163	757,722	226,098	276,586	425,000
Securities borrowed	216,676	251,242	242,242	60,132	29,077
Mortgage-Backed Securities, at fair value	78,440,330	76,174,141	69,422,400	67,239,930	64,805,725
Agency debentures, at fair value	1,108,261	2,046,371	2,390,429	2,931,945	915,752
Corporate debt	21,683	-	-	-	-
Investments with affiliates	252,863	245,659	230,268	242,788	242,198
Receivable for Mortgage-Backed Securities sold	151,460	1,637,542	78,581	359,636	732,134
Accrued interest and dividends receivable	345,250	345,153	322,853	327,666	318,919
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	16,172	15,138	13,359	11,714	12,566
Intangible for customer relationships, net	9,290	9,590	9,891	10,191	10,491
Goodwill	42,030	27,917	27,917	27,917	27,917
Interest rate swaps, at fair value	2,561	-	-	-	5,417
Other derivative contracts, at fair value	2,607	186	-	-	-
Other assets	24,899	26,351	42,665	65,850	14,397

Total assets	$83,026,590	$82,584,763	$73,507,984	$72,719,162	$69,376,190

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$909,462	$691,593	$26,207	$-	$-
Repurchase agreements	65,533,537	61,040,668	56,386,835	53,784,480	54,598,129
Securities loaned	217,841	251,332	242,242	60,377	29,057
Payable for Mortgage-Backed Securities
and agency debentures purchased	4,575,026	8,165,941	4,867,945	7,498,712	4,083,786
Convertible Senior Notes	600,000	600,000	600,000	600,000	-
Accrued interest payable	115,766	113,837	99,366	88,346	89,460
Dividends payable	404,220	422,036	380,636	363,785	414,851
Accounts payable and other liabilities	8,921	51,440	33,815	70,290	10,005
Interest rate swaps, at fair value	754,439	1,604,639	1,174,788	608,688	533,362
Other derivative contracts, at fair value	2,446	-	216	-	-

Total liabilities	73,121,658	72,941,486	63,812,050	63,074,678	59,758,650

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 1,652,047, 2,306,537, 2,603,969, 2,603,969, and 2,604,614 shares issued and outstanding, respectively	40,032	55,891	63,098	63,098	63,114

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500 authorized, 631,594,205, 620,640,708, 559,763,825, 559,668,624, and 553,134,877 issued and outstanding, respectively	6,316	6,206	5,598	5,597	5,531
Additional paid-in capital	9,175,245	8,994,954	7,937,738	7,935,151	7,817,454
Accumulated other comprehensive income	1,164,642	1,877,537	2,540,201	1,887,852	1,891,317
Accumulated deficit	(658,391)	(1,468,399)	(1,027,789)	(424,302)	(336,964)

Total stockholders’ equity	9,864,900	9,587,386	9,632,836	9,581,386	9,554,426

Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$83,026,590	$82,584,763	$73,507,984	$72,719,162	$69,376,190

(1)	Derived from the audited financial statements at December 31,2009.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	December 31, 200	September 30, 200	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Interest income:
Investment securities	$678,626	$700,964	$642,782	$653,935	$751,560
Securities loaned	1,422	1,261	860	454	103
U.S. Treasury Securities	2,039	751	40	-	-
Total interest income	682,087	702,976	643,682	654,389	751,663

Interest expense:
Repurchase agreements	103,514	105,393	96,975	92,089	101,632
Interest rate swaps	190,098	188,636	175,535	180,838	185,040
Convertible Senior Notes	7,034	7,033	6,966	3,195	-
Securities borrowed	1,201	1,047	742	387	92
U.S. Treasury Securities sold, not yet purchased	2,166	459	24	-	-
Total interest expense	304,013	302,568	280,242	276,509	286,764

Net interest income	378,074	400,408	363,440	377,880	464,899

Other income (loss)
Investment advisory and service fees	16,321	15,343	13,863	12,546	14,835
Gain on sale of Mortgage-Backed Securities and agency
debentures	33,802	61,986	39,041	46,962	91,150
Dividend income	7,647	8,097	7,330	7,964	7,647
Loss on receivable from Prime Broker(1)	-	-	-	-	(13,613)
Unrealized gain (loss) on interest rate swaps	839,191	(448,253)	(593,038)	(116,732)	212,456
Net (loss) gain on trading securities	(3,510)	1,082	77	-	-
Income from underwriting	680	915	500	-	-
Total other income (loss)	894,131	(360,830)	(532,227)	(49,260)	312,475

Expenses
Distribution fees	-	-	-	360	418
General and administrative expenses	46,496	43,430	41,540	40,021	36,880
Total expenses	46,496	43,430	41,540	40,381	37,298

Income (loss) before income (loss) from equity method
investment and income taxes	1,225,709	(3,852)	(210,327)	288,239	740,076

Income (loss) from equity method investment	1,002	868	935	140	(252)

Income taxes	(8,207)	(11,076)	(8,837)	(7,314)	(10,489)

Net income (loss)	1,218,504	(14,060)	(218,229)	281,065	729,335

Dividends on preferred stock	4,268	4,515	4,625	4,625	4,625

Net income (loss) available (related) to common shareholders	$1,214,236	($18,575)	($222,854)	$276,440	$724,710

Net income (loss) available (related) per share to common
shareholders:
Basic	$1.94	($0.03)	($0.40)	$0.50	$1.31
Diluted	$1.84	($0.03)	($0.40)	$0.49	$1.30

Weighted average number of common shares outstanding:
Basic	625,138,510	611,904,518	559,700,836	554,995,092	552,917,499
Diluted	662,476,638	611,904,518	559,700,836	575,859,564	559,336,066

Net income (loss)	$1,218,504	($14,060)	($218,229)	$281,065	$729,335
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(692,663)	(619,080)	664,544	7,416	(25,190)
Unrealized gain on interest rate swaps	13,570	18,402	26,846	36,081	47,663
Reclassification adjustment for gains included in net
income	(33,802)	(61,986)	(39,041)	(46,962)	(91,150)
Other comprehensive (loss) income	(712,895)	(662,664)	652,349	(3,465)	(68,677)
Comprehensive income (loss)	$505,609	($676,724)	$434,120	$277,600	$660,658

(1)	The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Assets of the fund still remain at the prime broker, Lehman Brothers International (Europe) (in administration) (“LBIE”), which is in bankruptcy and the ultimate recovery of such amount remains uncertain. The Company has entered into the Claims Resolution Agreement between Lehman Brothers International (Europe) (in administration) and certain eligible offerees effective December 29, 2009 with respect to these assets (the “CRA”). Given the great degree of uncertainty as to the status of the Company’s assets, other than specific assets that remain directly in the control of LBIE that the Company has valued in accordance with the CRA, the Company has valued the assets at an 80% discount.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the years ended
	December 31, 2010	December 31, 2009
Interest income
Investment securities	$2,676,307	$2,922,499
Securities loaned	3,997	103
U.S. Treasury Securities	2,830	-
Total interest income	2,683,134	2,922,602

Interest expense
Repurchase agreements	397,971	575,867
Interest rate swaps	735,107	719,803
Convertible Senior Notes	24,228	-
Securities borrowed	3,377	92
U.S. Treasury Securities sold, not yet purchased	2,649	-
Total interest expense	1,163,332	1,295,762

Net interest income	1,519,802	1,626,840

Other (loss) income
Investment advisory and service fees	58,073	48,952
Gain on sale of Mortgage-Backed Securities and agency debentures	181,791	99,128
Dividend income	31,038	17,184
Loss on Receivable from Prime Broker	-	(13,613)
Unrealized (loss) gain on interest rate swaps	(318,832)	349,521
Net loss on trading securities	(2,351)	-
Income from underwriting	2,095	-
Total other (loss) income	(48,186)	501,172

Expenses
Distribution fees	360	1,756
General and administrative expenses	171,487	130,152
Total expenses	171,847	131,908

Income before income from equity method investment and income taxes	1,299,769	1,996,104

Income (loss) from equity method investment	2,945	(252)

Income taxes	(35,434)	(34,381)

Net income	1,267,280	1,961,471

Dividend on preferred stock	18,033	18,501

Net income available to common shareholders	$1,249,247	$1,942,970

Net income available per share to common shareholders:
Basic	$2.12	$3.55
Diluted	$2.04	$3.52

Weighted average number of common shares outstanding:
Basic	588,192,659	546,973,036
Diluted	625,307,174	553,130,643

Net income	$1,267,280	$1,961,471
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(639,783)	1,513,397
Unrealized gain on interest rate swaps	94,899	224,818
Reclassification adjustment for gains included in net income	(181,791)	(99,128)
Other comprehensive (loss) income	(726,675)	1,639,087
Comprehensive income	$540,605	$3,600,558

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-(888)-8Annaly
www.annaly.com